UNITED STATES SECURITIES AND

EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 17, 2006

LIBERTY STAR GOLD CORP.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

000-50071

(Commission File Number)

90-0175540

(IRS Employer Identification No.)

2766 N. Country Club Road, Tucson, Arizona 85716

(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code 520-731-8786

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On July 17, 2006, the Registrant entered into a joint venture letter agreement with Oriental Crystal (International) Limited of Australia to explore and possibly mine three targets from the Registrant’s projects. Furthermore, the Registrant has allocated to the joint venture an area of approximately 22 square miles where Oriental Crystal can earn an interest in approximately 17 uranium targets in the future, out of the Registrant’s current total of 224 targets.

The joint venture provides that upon payment of $3,000,000, including an immediate non-refundable payment of $100,000, Oriental Crystal will earn a 50% interest in the joint venture. $2,900,000 of the funds will be spent towards the exploration activities of the joint venture. Once the $2,900,000 is expended, if further development is required on the targets, each party must contribute 50% of the requirement.

Oriental Crystal is an Australian company trading on the Australian Stock Exchange. Completion of the joint venture is subject to the following outstanding conditions precedent, among others:

1.	Oriental Crystal obtaining all necessary regulatory and shareholder approvals required to enter into and perform its obligations under the joint venture;
2.	Oriental Crystal completing an offer to the public of 25,000,000 shares at an issue price of AUS$0.20 each; and
3.	Oriental Crystal meeting the requirements of the Australian Stock Exchange Listing Rules to be admitted to the office list of the Australian Stock Exchange.

The conditions precedent must be satisfied by November 15, 2006. In addition, it is intended that the Registrant will sign final, more definitive joint venture documents.

Item 9.01.	Financial Statements and Exhibits.
10.1	Joint Venture Agreement with Oriental Crystal (International) Limited.
99.1	News Release dated July 17, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIBERTY STAR GOLD CORP.

/s/ James Briscoe

James Briscoe, President and Director

Date: July 20, 2006